UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF l934

Nexalin Technology, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	27-5566468
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Yorktown, Suite 550 Houston, TX 77056 (713) 660-1100	77056
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share Common Stock Warrants	The NASDAQ Stock Market LLC The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-261989.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Nexalin Technology, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock, par value $0.001 per share, and Common Stock Warrants, each Common Stock Warrant to purchase one share of Common Stock to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-261989), as originally filed with the Securities and Exchange Commission (the “Commission”) on January 4, 2021, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

The Registrant’s common stock to be registered hereunder has been approved for listing on the NASDAQ Capital Market of The NASDAQ Stock Market LLC under the symbol “NXL.” The Registrant’s common stock warrants to be registered hereunder have been approved for listing on the NASDAQ Capital Market of The NASDAQ Stock Market LLC under the symbol “NXLIW”.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 15, 2022	NEXALIN TECHNOLOGY, INC.

	By:	/s/ Mark White
Mark White
Chief Executive Officer

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